UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2017

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Carin Barth to Group 1 Automotive, Inc. Board of Directors

On February 13, 2017, the Board of Directors (the "Board") of Group 1 Automotive, Inc., a Delaware corporation (the "Company"), appointed Carin M. Barth to the Board.

There are no understandings or arrangements between Ms. Barth and any other person pursuant to which Ms. Barth was selected to serve as a director of the Board. There are no relationships between Ms. Barth and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Ms. Barth will receive compensation for her service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors. On February 13, 2017, she received a pro-rata award of 2,131 shares of restricted stock valued at $164,555.82 (pro-rated from $190,000), for the equity portion of her Board retainer, which will vest on August 13, 2017. In the event that Ms. Barth's membership on the Board is terminated for cause, she, for no consideration, will forfeit to the Company all of her unvested restricted stock. Any unvested restricted stock may not be sold or otherwise transferred.

A copy of the press release announcing Ms. Barth's appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On February 15, 2017, the Company's Board of Directors approved a fourth quarter cash dividend of $0.24 per share payable on March 15, 2017, to stockholders of record on March 1, 2017. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of Group 1 Automotive, Inc., dated as of February 13, 2017.
99.2 Press Release of Group 1 Automotive, Inc., dated as of February 15, 2017.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

February 15, 2017	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Group 1 Automotive, Inc. dated as of February 13, 2017.
99.2	Press Release of Group 1 Automotive, Inc. dated as of February 15, 2017.